Exhibit 99.1

FOR IMMEDIATE RELEASE

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2015 RESULTS

●	GAAP net income of $669.7 million, $0.69 per average common share
●	Normalized core earnings of $0.31 per average common share, excludes $0.02 of PAA
●	Common stock book value of $11.73, economic leverage of 6.0:1
●	Executed share repurchases to date totaling $217.0 million since November 2015
●	Credit investment portfolio represents 23% of stockholders’ equity
●	Updated capital allocation policy in support of diversification strategy
●	Enhanced disclosure of Commercial Real Estate, Residential Credit and Middle Market Lending businesses

NEW YORK--(BUSINESS WIRE)--February 24, 2016-- Annaly Capital Management, Inc. (NYSE: NLY) (the “Company”) today announced its financial results for the quarter and year ended December 31, 2015.

“In the challenging market environment of 2015, Annaly delivered over $1.2 billion in dividend distributions to shareholders while producing an attractive return on equity with the lowest leverage in the industry” commented Kevin Keyes, Chief Executive Officer and President.  “Annaly is not only the largest and most liquid mortgage REIT in the world, the Company now operates a more efficient and diverse investment platform positioned to uniquely benefit from investment opportunities across numerous markets and asset classes.

“Also this quarter, in an effort to continue to provide increased transparency into our evolving business strategy and capital allocation options, we have included enhanced disclosure of our sizeable commercial real estate, residential credit and middle market lending portfolios. As we have stated, these three businesses complement our core Agency MBS strategies and now comprise approximately 23% of our total equity capital.”

Updated Capital Allocation Policy

As part of the Company’s diversification strategy, in February 2016, the Company’s board of directors (“Board”) adopted an updated capital allocation policy. The updated policy allows the Company greater flexibility to generate attractive returns for the Company’s stockholders. Under the Company’s capital allocation policy, subject to oversight by the Board, the Company may allocate investments within its target asset classes as it determines is appropriate from time to time. The following target assets have been approved for investment under the Company’s capital allocation policy.

Residential	Commercial
➢ Agency mortgage-backed securities	➢ Commercial real estate, including:
➢ To-be-announced forward contracts (or TBAs)	Commercial mortgage loans
➢ Agency debentures	Commercial mortgage-backed securities
➢ Residential credit investments, including: Residential mortgage loans Residential mortgage-backed securities Agency credit risk sharing transactions	Preferred equity Other real estate-related debt investments Real property ➢ Corporate debt including loans and securities of middle market companies

The Board may make changes to the Company’s capital allocation policy and targeted assets as it deems appropriate at its discretion.

Enhanced Financial Disclosure

Beginning with the third quarter 2015, the Company introduced a series of non-GAAP “normalized” financial metrics intended to provide investors more details on the various components of the Company’s financial performance. The Company’s traditional non-GAAP “core earnings” measure includes a component of premium amortization representing the change in estimated long-term constant prepayment rates (“CPR”) (referred to herein as the premium amortization adjustment (“PAA”)).  Normalized core earnings presents the Company’s core earnings excluding the PAA.  Additionally, under the title “normalized” the Company discloses other measures (such as net interest margin, annualized yield on interest earning assets, net interest spread and core return on average equity) which exclude the effect of the PAA. Discussions of period-over-period fluctuations within the following ‘Financial Performance’ section are presented based on GAAP and normalized results.

The Company’s GAAP and core earnings metrics (that are not normalized) include the PAA because in accordance with GAAP the Company recognizes income under the retrospective method on a substantial portion of its Residential Investment Securities classified as available-for-sale. Premiums and discounts associated with the purchase of Residential Investment Securities are amortized or accreted into income over the remaining projected lives of the securities. Using a third-party supplied model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the security’s acquisition.  The amortized cost of the investment is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date.  The adjustment to amortized cost is offset with a charge or credit to interest income.  Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.

The following table illustrates the impact of adjustments to long-term CPR estimates on premium amortization expense for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014:

	December 31, 2015	September 30, 2015	December 31, 2014
	(dollars in thousands)
Premium amortization expense	$159,720	$255,123	$198,041
Less: PAA cost (benefit)	(18,072)	83,136	31,695
Premium amortization expense exclusive of PAA	$177,792	$171,987	$166,346

	December 31, 2015	September 30, 2015	December 31, 2014
	(per common share)
Premium amortization expense	$0.17	$0.27	$0.21
Less: PAA cost (benefit)	(0.02)	0.09	0.03
Premium amortization expense exclusive of PAA	$0.19	$0.18	$0.18

In addition to the enhanced disclosures described above, the Company is also providing additional and more detailed information on its commercial real estate, residential credit and corporate debt businesses in its Fourth Quarter 2015 Supplemental Information available on the Company’s website www.annaly.com.

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014:

	December 31, 2015	September 30, 2015	December 31, 2014
Book value per common share	$11.73	$11.99	$13.10
Economic leverage at period-end (1)	6.0:1	5.8:1	5.4:1
GAAP net income (loss) per common share	$0.69	($0.68)	($0.71)
Normalized core earnings per common share (2)	$0.31	$0.30	$0.33
Annualized return (loss) on average equity	22.15%	(20.18%)	(19.91%)
Annualized normalized core return on average equity (2)	10.30%	9.67%	10.00%
Normalized net interest margin (2) (3)	1.71%	1.65%	1.74%
Normalized net interest spread (2)	1.37%	1.29%	1.50%
Normalized average yield on interest earning assets (2)	3.05%	2.94%	3.19%

(1)
Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and Convertible Senior Notes. Securitized debt, participation sold and mortgages payable are non-recourse to the Company and are excluded from this measure.

(2)	Excludes effect of the PAA due to changes in long-term CPR estimates.
(3)
Represents the sum of the Company’s annualized normalized economic net interest income (inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge dollar roll transactions) divided by the sum of its average interest earning assets plus average outstanding TBA derivative balances. Average interest earning assets reflects the average amortized cost of our investments during the period.

The Company reported GAAP net income for the quarter ended December 31, 2015 of $669.7 million, or $0.69 per average common share, compared to a GAAP net loss of ($627.5) million, or ($0.68) per average common share, for the quarter ended September 30, 2015, and a GAAP net loss of ($658.3) million, or ($0.71) per average common share, for the quarter ended December 31, 2014. The increase for the quarter ended December 31, 2015 compared to each of the quarters ended September 30, 2015 and December 31, 2014 is primarily the result of favorable market value changes on interest rate swaps.

Normalized core earnings for the quarter ended December 31, 2015 was $311.1 million, or $0.31 per average common share, compared to $300.7 million, or $0.30 per average common share, for the quarter ended September 30, 2015, and $330.6 million, or $0.33 per average common share, for the quarter ended December 31, 2014. Normalized core earnings increased during the quarter ended December 31, 2015 compared to the quarter ended September 30, 2015 on higher interest income earned on the Company’s commercial investment portfolio. Normalized core earnings declined during the quarter ended December 31, 2015 compared to the quarter ended December 31, 2014 due to the absence of investment advisory income and dividend income from Chimera Investment Corp. (“Chimera”) following termination of our relationship with Chimera as well as due to higher interest expense on repurchase agreements on higher weighted average rates, partially offset by lower average balances during the quarter ended December 31, 2015. Core earnings for the quarter ended December 31, 2015 was $329.2 million, or $0.33 per average common share, compared to $217.6 million, or $0.21 per average common share, for the quarter ended September 30, 2015, and $298.9 million, or $0.30 per average common share, for the quarter ended December 31, 2014.

GAAP net income for the year ended December 31, 2015 was $465.7 million, or $0.42 per average common share and a GAAP net loss for the year ended December 31, 2014 of ($842.3) million, or ($0.96) per average common share. Normalized core earnings for the years ended December 31, 2015 and 2014 were $1.3 billion, or $1.28 per average common share, and $1.2 billion, or $1.16 per average common share, respectively. Core earnings for the years ended December 31, 2015 and 2014 were $1.2 billion, or $1.20 per average common share, and $1.1 billion, or $1.14 per average common share, respectively.

The following table presents a reconciliation between GAAP net income (loss), core earnings and normalized core earnings for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014. Core earnings is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and financial instruments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, and certain other non-recurring gains or losses, and inclusive of dollar roll income (a component of Net gains (losses) on trading assets). Normalized core earnings presents the Company’s core earnings excluding the PAA.

	For the quarters ended
	December 31, 2015	September 30, 2015	December 31, 2014
	(dollars in thousands)
GAAP net income (loss)	$669,666	$(627,491)	$(658,272)
Less:
Unrealized (gains) losses on interest rate swaps	(463,126)	822,585	873,468
Net (gains) losses on disposal of investments	7,259	7,943	(3,420)
Net (gains) losses on trading assets	(42,584)	(108,175)	57,454
Net unrealized (gains) losses on financial instruments measured at fair value through earnings	62,703	24,501	29,520
Net (income) loss attributable to noncontrolling interest	373	197	196
Plus:
TBA dollar roll income (1)	94,914	98,041	-
Core earnings	329,205	217,601	298,946
Premium amortization adjustment cost (benefit)	(18,072)	83,136	31,695
Normalized core earnings	$311,133	$300,737	$330,641
GAAP net income (loss) per average common share	$0.69	$(0.68)	$(0.71)
Core earnings per average common share	$0.33	$0.21	$0.30
Normalized core earnings per average common share	$0.31	$0.30	$0.33

(1)	Represents a component of Net gains (losses) on trading assets.

The following table presents a reconciliation between GAAP net income (loss), core earnings and normalized core earnings for the years ended December 31, 2015 and 2014:

	For the years ended
	December 31, 2015	December 31, 2014
GAAP net income (loss)	$465,747	$(842,279)
Less:
Realized (gains) losses on termination of interest rate swaps	226,462	779,333
Unrealized (gains) losses on interest rate swaps	124,869	948,755
Net (gains) losses on disposal of investments	(50,987)	(93,716)
Net (gains) losses on trading assets	(29,623)	245,495
Net unrealized (gains) losses on financial instruments measured at fair value through earnings	103,169	86,172
Impairment of goodwill	22,966	-
Other non-recurring loss (1)	-	23,783
GAAP net (income) loss attributable to noncontrolling interest	809	196
Plus:
TBA dollar roll income (2)	348,531	-
Core earnings	1,211,943	1,147,739
Premium amortization adjustment cost (benefit)	73,365	25,538
Normalized core earnings	$1,285,308	$1,173,277

GAAP net income (loss) per average common share	$0.42	$(0.96)
Core earnings per average common share	$1.20	$1.14
Normalized core earnings per average common share	$1.28	$1.16

(1)	Represents a one-time payment made by FIDAC to Chimera. This amount is a component of Other income (loss) in the Company’s Consolidated Statements of Comprehensive Income (Loss).
(2)	Represents a component of Net gains (losses) on trading assets.

Normalized net interest margin for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014 was 1.71%, 1.65% and 1.74%, respectively. For the quarter ended December 31, 2015, the normalized average yield on interest earning assets was 3.05% and the average cost of interest bearing liabilities, including interest expense on interest rate swaps used to hedge cost of funds, was 1.68%, which resulted in a normalized net interest spread of 1.37%.  The normalized average yield on interest earning assets for the quarter ended December 31, 2015 increased when compared to the quarter ended September 30, 2015 on higher weighted average coupons on residential and commercial investments and decreased when compared to the quarter ended December 31, 2014 due to lower weighted average coupons on Residential Investment Securities and higher premium amortization expense exclusive of PAA, partially offset by higher interest income on commercial investments. The rise in our average cost of interest bearing liabilities for the quarter ended December 31, 2015 when compared to the quarter ended September 30, 2015 is primarily attributable to higher average costs of repurchase agreements, partially offset by a reduction in interest expense on swaps. Our average cost of interest bearing liabilities for the quarter ended December 31, 2015 when compared to the quarter ended December 31, 2014 was relatively unchanged.

Asset Portfolio

Residential Investment Securities

Residential Investment Securities, which are comprised of Agency mortgage-backed securities, Agency debentures, credit risk transfer securities and Non-Agency mortgage-backed securities, totaled $67.2 billion at December 31, 2015, compared to $67.0 billion at September 30, 2015 and $82.9 billion at December 31, 2014. The Company’s Residential Investment Securities portfolio at December 31, 2015 was comprised of 93% fixed-rate assets with the remainder constituting adjustable or floating-rate investments.

The Company uses a third-party model and market information to project prepayment speeds for purposes of determining amortization of premiums and discounts on Residential Investment Securities. Changes to model assumptions, including interest rates and other market data, as well as periodic revisions to the model may cause changes to the results. The net amortization of premiums and accretion of discounts on Residential Investment Securities for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014, was $159.7 million (which included PAA benefit of $18.1 million), $255.1 million (which included PAA cost of $83.1 million), and $198.0 million (which included PAA cost of $31.7 million), respectively.  The total net premium balance on Residential Investment Securities at December 31, 2015, September 30, 2015, and December 31, 2014, was $5.0 billion, $4.8 billion, and $5.3 billion, respectively. The weighted average amortized cost basis of the Company’s non-interest-only Residential Investment Securities at each of December 31, 2015, September 30, 2015, and December 31, 2014, was 105.3. The weighted average amortized cost basis of the Company’s interest-only Residential Investment Securities at December 31, 2015, September 30, 2015, and December 31, 2014, was 16.0%, 16.1%, and 15.4%, respectively. The weighted average experienced CPR on our Agency mortgage-backed securities for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014, was 9.7%, 11.5% and 8.4%, respectively. The weighted average projected long-term CPR on our Agency mortgage-backed securities at December 31, 2015, September 30, 2015, and December 31, 2014, was 8.8%, 9.2% and 8.7%, respectively.

At December 31, 2015, the Company had outstanding $13.8 billion in notional balances of TBA derivative positions. Realized and unrealized gains (losses) on TBA derivatives are recorded in Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). The following table summarizes certain characteristics of the Company’s TBA derivatives at December 31, 2015:

Purchase and sale contracts for derivative TBAs	Notional	Implied Cost Basis	Implied Market Value	Net Carrying Value
	(dollars in thousands)
Purchase contracts	$13,761,000	$14,177,338	$14,169,775	$(7,563)
Sale contracts	-	-	-	-
Net TBA derivatives	$13,761,000	$14,177,338	$14,169,775	$(7,563)

During the quarter ended December 31, 2015, the Company disposed of $2.7 billion of Residential Investment Securities, resulting in a net realized loss of ($7.5) million.  During the quarter ended September 30, 2015, the Company disposed of $3.7 billion of Residential Investment Securities, resulting in a net realized gain of $4.5 million.  During the quarter ended December 31, 2014, the Company disposed of $7.3 billion of Residential Investment Securities, resulting in a net realized gain of $3.2 million.

During the year ended December 31, 2015, the Company disposed of $23.9 billion of Residential Investment Securities, resulting in a net realized gain of $63.3 million. During the year ended December 31, 2014, the Company disposed of $22.5 billion of Residential Investment Securities, resulting in a net realized gain of $94.5 million.

Commercial Investments Portfolio

The Company’s commercial investments portfolio consists of commercial real estate debt and equity investments and corporate debt.  Commercial real estate debt and preferred equity, including securitized loans of consolidated variable interest entities (“VIEs”) and loans held for sale of $278.6 million, totaled $4.5 billion and investments in commercial real estate totaled $535.9 million at December 31, 2015. Commercial real estate debt and preferred equity, including securitized loans of consolidated VIEs and loans held for sale of $476.6 million, totaled $4.7 billion and investments in commercial real estate totaled $301.4 million at September 30, 2015.  Corporate debt investments totaled $488.5 million as of December 31, 2015, up from $425.0 million at September 30, 2015. The weighted average levered return on commercial real estate debt and preferred equity, which includes loans held for sale, as of December 31, 2015, September 30, 2015, and December 31, 2014, was 7.60%, 6.79% and 9.54%, respectively. Excluding loans held for sale, the weighted average levered return on commercial real estate debt and preferred equity was 9.23% and 9.31% at December 31, 2015 and September 30, 2015, respectively. The weighted average levered return on investments in commercial real estate, excluding real estate held-for-sale, as of December 31, 2015, September 30, 2015, and December 31, 2014, was 10.59%, 11.36% and 12.98%, respectively.

During the fourth quarter, the Company originated or provided additional funding on pre-existing commercial real estate debt commitments totaling $412.8 million with a weighted average coupon of 3.70%, of which $280.0 million ($278.6 million net of unamortized origination fees) is held for sale at December 31, 2015. During the quarter, the Company received cash from its commercial real estate investments of $578.6 million from loan sales, partial paydowns, prepayments and maturities with a weighted average coupon of 3.24%. During the quarter, the Company, through joint venture arrangements, acquired two retail properties and a multifamily property for a combined gross purchase price of $244.7 million and a net equity investment for $76.6 million. The Company also acquired AAA-rated commercial mortgage-backed securities during the quarter for a gross purchase price of $43.0 million and a net equity investment for $7.3 million.  During the quarter, the Company grew its corporate debt portfolio by $63.5 million.

At December 31, 2015, September 30, 2015, and December 31, 2014, residential and commercial credit assets (including loans held for sale) comprised 23%, 22% and 11% of stockholders’ equity.

Capital and Funding

At December 31, 2015, total stockholders’ equity was $11.9 billion. Leverage at December 31, 2015, September 30, 2015, and December 31, 2014, was 5.1:1, 4.8:1 and 5.4:1, respectively.  For purposes of calculating the Company’s leverage ratio, debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.  Economic leverage, which excludes non-recourse debt and includes other forms of financing such as TBA dollar roll transactions, was 6.0:1 at December 31, 2015, compared to 5.8:1 at September 30, 2015, and 5.4:1 at December 31, 2014. At December 31, 2015, September 30, 2015, and December 31, 2014, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets (inclusive of total market value of TBA derivatives), was 13.3%, 13.7%, and 15.1%, respectively.  On a GAAP basis, the Company produced an annualized return (loss) on average equity for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014 of 22.15%, (20.18%), and (19.91%), respectively. On a normalized core earnings basis, the Company provided an annualized return on average equity for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014, of 10.30%, 9.67%, and 10.00%, respectively.

At December 31, 2015, September 30, 2015, and December 31, 2014, the Company had a common stock book value per share of $11.73, $11.99 and $13.10, respectively.

As previously announced, the Company’s Board authorized the repurchase of up to $1 billion of its outstanding common shares through December 31, 2016. Since the beginning of the fourth quarter 2015, the Company repurchased 23.1 million shares of its outstanding common stock for total proceeds of $217.0 million, representing an average price per share of $9.40, of which 11.9 million shares for total proceeds of $114.3 million had settled as of December 31, 2015.

At December 31, 2015, September 30, 2015, and December 31, 2014, the Company had outstanding $56.2 billion, $56.4 billion, and $71.4 billion of repurchase agreements, with weighted average remaining maturities of 151 days, 147 days, and 141 days, respectively, and with weighted average borrowing rates of 1.83%, 1.75%, and 1.62%, after giving effect to the Company’s interest rate swaps used to hedge cost of funds. During the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014, the weighted average rate on repurchase agreements was 0.78%, 0.73%, and 0.60%, respectively.

The following table presents the principal balance and weighted average rate of repurchase agreements by maturity at December 31, 2015:

Maturity	Principal Balance	Weighted Average Rate
(dollars in thousands)
Within 30 days	$20,467,487	0.69%
30 to 59 days	8,023,209	0.74%
60 to 89 days	4,125,426	0.74%
90 to 119 days	4,846,580	0.60%
Over 120 days(1)	18,768,158	1.33%
Total	$56,230,860	0.90%

(1)	Approximately 14% of the total repurchase agreements have a remaining maturity over 1 year.

The following table presents the principal balance, weighted average rate and weighted average days to maturity on outstanding debt at December 31, 2015:

		Weighted Average
	Principal Balance	Rate	Days to Maturity (3)
	(dollars in thousands)
Repurchase agreements	$56,230,860	0.90%	151
Other secured financing (1)	1,845,048	0.59%	1,423
Securitized debt of consolidated VIEs (2)	2,536,473	0.78%	2,537
Participation sold (2)	13,137	5.58%	487
Mortgages payable (2)	338,444	4.16%	3,155
Total indebtedness	$60,963,962

(1)	Represents advances from the Federal Home Loan Bank of Des Moines.
(2)	Non-recourse to the Company.
(3)	Determined based on estimated weighted-average lives of the underlying debt instruments.

Hedge Portfolio

At December 31, 2015, the Company had outstanding interest rate swaps with a net notional amount of $30.2 billion. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company enters into interest rate swaps to mitigate the risk of rising interest rates that affect the Company’s cost of funds or its dollar roll transactions.  As of December 31, 2015, the swap portfolio, excluding forward starting swaps, had a weighted average pay rate of 2.26%, a weighted average receive rate of 0.53% and a weighted average maturity of 7.02 years.

The following table summarizes certain characteristics of the Company’s interest rate swaps at December 31, 2015:

Maturity	Current Notional (1)	Weighted Average Pay Rate (2) (3)	Weighted Average Receive Rate (2)	Weighted Average Years to Maturity (2)
(dollars in thousands)
0 - 3 years	$3,240,436	1.85%	0.36%	1.80
3 - 6 years	11,675,000	1.82%	0.55%	4.25
6 - 10 years	11,635,250	2.44%	0.57%	7.92
Greater than 10 years	3,634,400	3.70%	0.43%	19.37
Total / Weighted Average	$30,185,086	2.26%	0.53%	7.02

(1)	Notional amount includes $0.5 billion in forward starting pay fixed swaps, which settle in January 2016.
(2)	Excludes forward starting swaps.
(3)	Weighted average fixed rate on forward starting pay fixed swaps was 1.44%.

The Company enters into U.S. Treasury and Eurodollar futures contracts to hedge a portion of its interest rate risk. The following table summarizes outstanding futures positions as of December 31, 2015:

	Notional - Long Positions	Notional - Short Positions	Weighted Average Years to Maturity
	(dollars in thousands)
2-year swap equivalent Eurodollar contracts	$-	$(7,000,000)	2.00
U.S. Treasury futures - 5 year	-	(1,847,200)	4.42
U.S. Treasury futures - 10 year and greater	-	(655,600)	6.92
Total	$-	$(9,502,800)	2.81

At December 31, 2015, September 30, 2015, and December 31, 2014, the Company’s hedge ratio was 57%, 58% and 48%, respectively. Our hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements and TBA notional outstanding.

Dividend Declarations

Common dividends declared for each of the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014 were $0.30 per common share.  The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2015, based on the December 31, 2015 closing price of $9.38, was 12.79%, compared to 12.16% for the quarter ended September 30, 2015, and 11.10% for the quarter ended December 31, 2014.

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014:

	December 31, 2015	September 30, 2015	December 31, 2014
Portfolio Related Metrics:
Fixed-rate Investment Securities as a percentage of total Residential Investment Securities	93%	93%	95%
Adjustable-rate and floating-rate Investment Securities as a percentage of total Investment Securities	7%	7%	5%
Weighted average experienced CPR, for the period	9.7%	11.5%	8.4%
Weighted average projected long-term CPR, as of period end	8.8%	9.2%	8.7%
Weighted average levered return on commercial real estate debt and preferred equity at period-end (1)	7.60%	6.79%	9.54%
Weighted average levered return on investments in commercial real estate at period-end (2)	10.59%	11.36%	12.98%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	151	147	141
Hedge ratio (3)	57%	58%	48%
Weighted average pay rate on interest rate swaps at period-end (4)	2.26%	2.26%	2.49%
Weighted average receive rate on interest rate swaps at period-end (4)	0.53%	0.42%	0.22%
Weighted average net rate on interest rate swaps at period-end (4)	1.73%	1.84%	2.27%
Leverage at period-end (5)	5.1:1	4.8:1	5.4:1
Economic leverage at period-end (6)	6.0:1	5.8:1	5.4:1
Capital ratio at period-end	13.3%	13.7%	15.1%

Performance Related Metrics:
Book value per common share	$11.73	$11.99	$13.10
GAAP net income (loss) per common share	$0.69	($0.68)	($0.71)
Core earnings per common share	$0.33	$0.21	$0.30
Normalized core earnings per common share	$0.31	$0.30	$0.33
Annualized return (loss) on average equity	22.15%	(20.18%)	(19.91%)
Annualized core return on average equity	10.89%	7.00%	9.05%
Annualized normalized core return on average equity	10.30%	9.67%	10.00%
Net interest margin	1.80%	1.27%	1.59%
Normalized net interest margin	1.71%	1.65%	1.74%
Average yield on interest earning assets (7)	3.15%	2.48%	3.04%
Normalized average yield on interest earning assets (7)	3.05%	2.94%	3.19%
Average cost of interest bearing liabilities (8)	1.68%	1.65%	1.69%
Net interest spread	1.47%	0.83%	1.35%
Normalized net interest spread	1.37%	1.29%	1.50%

(1)	Includes loans held for sale. Excluding loans held for sale, the weighted average levered return on commercial real estate debt and preferred equity was 9.23% and 9.31% at December 31, 2015 and September 30, 2015, respectively.
(2)	Excludes real estate held-for-sale.
(3)	Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements and TBA notional outstanding.
(4)	Excludes forward starting swaps.
(5)	Debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.
(6)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.
(7)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(8)	Includes interest expense on interest rate swaps used to hedge cost of funds.

Other Information

Annaly’s principal business objectives are to generate net income for distribution to its shareholders from its investments and capital preservation. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investors section under Investor Presentations.

Conference Call

The Company will hold the fourth quarter 2015 earnings conference call on February 25, 2016 at 10:00 a.m. Eastern Time.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 3130649.  There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10080365. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014(1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$1,769,258	$2,237,423	$1,785,158	$1,920,326	$1,741,244
Investments, at fair value:
Agency mortgage-backed securities	65,718,224	65,806,640	67,605,287	69,388,001	81,565,256
Agency debentures	152,038	413,115	429,845	995,408	1,368,350
Credit risk transfer securities	456,510	330,727	214,130	108,337	-
Non-Agency mortgage-backed securities	906,722	490,037	-	-	-
Commercial real estate debt investments (2)	2,911,828	2,881,659	2,812,824	1,515,903	-
Investment in affiliate	-	-	123,343	141,246	143,045
Commercial real estate debt and preferred equity, held for investment (3)	1,348,817	1,316,595	1,332,955	1,498,406	1,518,165
Loans held for sale	278,600	476,550	-	-	-
Investments in commercial real estate	535,946	301,447	216,800	207,209	210,032
Corporate debt	488,508	424,974	311,640	227,830	166,464
Reverse repurchase agreements	-	-	-	100,000	100,000
Interest rate swaps, at fair value	19,642	39,295	30,259	25,908	75,225
Other derivatives, at fair value	22,066	87,516	38,074	113,503	5,499
Receivable for investments sold	121,625	127,571	247,361	2,009,937	1,010,094
Accrued interest and dividends receivable	231,336	228,169	234,006	247,801	278,489
Receivable for investment advisory income	-	3,992	10,589	10,268	10,402
Other assets	119,422	67,738	48,229	34,430	30,486
Goodwill	71,815	71,815	71,815	94,781	94,781
Intangible assets, net	38,536	33,424	33,365	36,383	37,835
Total assets	$75,190,893	$75,338,687	$75,545,680	$78,675,677	$88,355,367
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$56,230,860	$56,449,364	$57,459,552	$60,477,378	$71,361,926
Other secured financing	1,845,048	359,970	203,200	90,000	-
Convertible Senior Notes	-	-	-	749,512	845,295
Securitized debt of consolidated VIEs (4)	2,540,711	2,553,398	2,610,974	1,491,829	260,700
Participation sold	13,286	13,389	13,490	13,589	13,693
Mortgages payable	334,707	166,697	146,359	146,470	146,553
Interest rate swaps, at fair value	1,677,571	2,160,350	1,328,729	2,025,170	1,608,286
Other derivatives, at fair value	49,963	113,626	40,539	61,778	8,027
Dividends payable	280,779	284,348	284,331	284,310	284,293
Payable for investments purchased	107,115	744,378	673,933	5,205	264,984
Accrued interest payable	151,843	145,554	131,629	155,072	180,501
Accounts payable and other liabilities	53,088	63,280	58,139	50,774	47,328
Total liabilities	63,284,971	63,054,354	62,950,875	65,551,087	75,021,586
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized, 935,929,561, 947,826,176, 947,768,496, 947,698,431, and 947,643,079 issued and outstanding, respectively	9,359	9,478	9,478	9,477	9,476
Additional paid-in capital	14,675,768	14,789,320	14,788,677	14,787,117	14,786,509
Accumulated other comprehensive income (loss)	(377,596)	262,855	(354,965)	773,999	204,883
Accumulated deficit	(3,324,616)	(3,695,884)	(2,766,250)	(3,364,147)	(2,585,436)
Total stockholders’ equity	11,895,974	12,278,828	12,589,999	13,119,505	13,328,491
Noncontrolling interest	9,948	5,505	4,806	5,085	5,290
Total equity	11,905,922	12,284,333	12,594,805	13,124,590	13,333,781
Total liabilities and equity	$75,190,893	$75,338,687	$75,545,680	$78,675,677	$88,355,367

(1)	Derived from the audited consolidated financial statements at December 31, 2014.
(2)	Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $2.6 billion, $2.6 billion, $2.6 billion and $1.4 billion at December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.
(3)	Includes senior securitized commercial mortgage loans of consolidated VIE with a carrying value of $262.7 million, $314.9 million, $361.2 million, $361.2 million, and $398.6 million at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.
(4)	Includes securitized debt of consolidated VIEs carried at fair value of $2.4 billion, $2.4 billion, $2.4 billion and $1.3 billion at December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Net interest income:
Interest income	$576,580	$450,726	$624,277	$519,114	$648,088
Interest expense	118,807	110,297	113,072	129,420	134,512
Net interest income	457,773	340,429	511,205	389,694	513,576
Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(159,487)	(162,304)	(144,465)	(158,239)	(174,908)
Realized gains (losses) on termination of interest rate swaps	-	-	-	(226,462)	-
Unrealized gains (losses) on interest rate swaps	463,126	(822,585)	700,792	(466,202)	(873,468)
Subtotal	303,639	(984,889)	556,327	(850,903)	(1,048,376)
Net gains (losses) on disposal of investments	(7,259)	(7,943)	3,833	62,356	3,420
Net gains (losses) on trading assets	42,584	108,175	(114,230)	(6,906)	(57,454)
Net unrealized gains (losses) on financial instruments measured at fair value through earnings	(62,703)	(24,501)	17,581	(33,546)	(29,520)
Impairment of goodwill	-	-	(22,966)	-	-
Subtotal	(27,378)	75,731	(115,782)	21,904	(83,554)
Total realized and unrealized gains (losses)	276,261	(909,158)	440,545	(828,999)	(1,131,930)
Other income (loss):
Investment advisory income	-	3,780	10,604	10,464	10,858
Dividend income from affiliate	-	-	4,318	4,318	4,048
Other income (loss)	(10,447)	(13,455)	(22,275)	(1,024)	3,421
Total other income (loss)	(10,447)	(9,675)	(7,353)	13,758	18,327
General and administrative expenses:
Compensation and management fee	37,193	37,450	37,014	38,629	38,734
Other general and administrative expenses	10,643	12,007	14,995	12,309	19,720
Total general and administrative expenses	47,836	49,457	52,009	50,938	58,454
Income (loss) before income taxes	675,751	(627,861)	892,388	(476,485)	(658,481)
Income taxes	6,085	(370)	(7,683)	14	(209)
Net income (loss)	669,666	(627,491)	900,071	(476,499)	(658,272)
Net income (loss) attributable to noncontrolling interest	(373)	(197)	(149)	(90)	(196)
Net income (loss) attributable to Annaly	670,039	(627,294)	900,220	(476,409)	(658,076)
Dividends on preferred stock	17,992	17,992	17,992	17,992	17,992
Net income (loss) available (related) to common stockholders	$652,047	$(645,286)	$882,228	$(494,401)	$(676,068)
Net income (loss) per share available (related) to common stockholders:
Basic	$0.69	$(0.68)	$0.93	$(0.52)	$(0.71)
Diluted	$0.69	$(0.68)	$0.93	$(0.52)	$(0.71)
Weighted average number of common shares outstanding:
Basic	945,072,058	947,795,500	947,731,493	947,669,831	947,615,793
Diluted	945,326,098	947,795,500	947,929,762	947,669,831	947,615,793
Net income (loss)	$669,666	$(627,491)	$900,071	$(476,499)	$(658,272)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(648,106)	609,725	(1,125,043)	631,472	1,175,864
Reclassification adjustment for net (gains) losses included in net income (loss)	7,655	8,095	(3,921)	(62,356)	(3,161)
Other comprehensive income (loss)	(640,451)	617,820	(1,128,964)	569,116	1,172,703
Comprehensive income (loss)	29,215	(9,671)	(228,893)	92,617	514,431
Comprehensive income (loss) attributable to noncontrolling interest	(373)	(197)	(149)	(90)	(196)
Comprehensive income (loss) attributable to Annaly	$29,588	$(9,474)	$(228,744)	$92,707	$514,627

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except per share data)

	For the years ended
	December 31,	December 31,
	2015	2014 (2)
	(Unaudited)
Net interest income:
Interest income	$2,170,697	$2,632,398
Interest expense	471,596	512,659
Net interest income	1,699,101	2,119,739
Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(624,495)	(825,360)
Realized gains (losses) on termination of interest rate swaps	(226,462)	(779,333)
Unrealized gains (losses) on interest rate swaps	(124,869)	(948,755)
Subtotal	(975,826)	(2,553,448)
Net gains (losses) on disposal of investments	50,987	93,716
Net gains (losses) on trading assets	29,623	(245,495)
Net unrealized gains (losses) on financial instruments measured at fair value through earnings	(103,169)	(86,172)
Impairment of goodwill	(22,966)	-
Subtotal	(45,525)	(237,951)
Total realized and unrealized gains (losses)	(1,021,351)	(2,791,399)
Other income (loss):
Investment advisory income	24,848	31,343
Dividend income from affiliate	8,636	25,189
Other income (loss)	(47,201)	(12,488)
Total other income (loss)	(13,717)	44,044
General and administrative expenses:
Compensation and management fee	150,286	155,560
Other general and administrative expenses	49,954	53,778
Total general and administrative expenses	200,240	209,338
Income (loss) before income taxes	463,793	(836,954)
Income taxes	(1,954)	5,325
Net income (loss)	465,747	(842,279)
Net income (loss) attributable to noncontrolling interest	(809)	(196)
Net income (loss) attributable to Annaly	466,556	(842,083)
Dividends on preferred stock	71,968	71,968
Net income (loss) available (related) to common stockholders	$394,588	$(914,051)
Net income (loss) per share available (related) to common stockholders:
Basic	$0.42	$(0.96)
Diluted	$0.42	$(0.96)
Weighted average number of common shares outstanding:
Basic	947,062,099	947,539,294
Diluted	947,276,742	947,539,294
Net income (loss)	$465,747	$(842,279)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(531,952)	3,048,291
Reclassification adjustment for net (gains) losses included in net income (loss)	(50,527)	(94,475)
Other comprehensive income (loss)	(582,479)	2,953,816
Comprehensive income (loss)	(116,732)	2,111,537
Comprehensive income (loss) attributable to noncontrolling interest	(809)	(196)
Comprehensive income (loss) attributable to Annaly	$(115,923)	$2,111,733

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).
(2)	Derived from the audited consolidated financial statements at December 31, 2014.